Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

SECOND QUARTER 2022 RESULTS

Tampa, FL – August 8, 2022 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the second quarter 2022.

●	Shipping revenues for the second quarter of 2022 were $118.0 million, an increase of $14.0 million, or 13.4%, from the first quarter of 2022. Compared to the second quarter of 2021, shipping revenues increased 33.5% from $88.4 million.

●	Net income for the second quarter of 2022 was $3.7 million, or $0.04 per diluted share, compared with a net loss of $509 thousand, or ($0.01) per diluted share, in the first quarter of 2022. Net loss was $10.7 million, or $(0.12) per diluted share, for the second quarter of 2021.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the second quarter of 2022 were $103.2 million, an increase of $9.3 million, or 9.9%, from the first quarter of 2022. TCE revenues were up 44.0% compared to the second quarter of 2021.

●	Second quarter 2022 Adjusted EBITDA(B), a non-GAAP measure, was $31.5 million, an increase of $6.1 million, or 23.9%, from the first quarter of 2022. Adjusted EBITDA increased 209.9% from $10.2 million in the second quarter of 2021.

●	Total cash(C) was $84.4 million as of June 30, 2022.

●	During the quarter, we returned our two remaining vessels to service from layup.

●	On June 13, 2022, our Board of Directors authorized a program to purchase up to five million shares of our common stock. We intend to fund the share repurchase program with excess cash.

Sam Norton, President and CEO, offered the following comments on the quarterly results announced today: “Second quarter results announced this morning continued to build on the progressive quarter-to-quarter improvements in important financial measures that we have witnessed over the past year. A return to profitability is perhaps the most gratifying highlight, as we ended the quarter with all vessels in operation for the first time since the onset of COVID-19. The long shadow of COVID-induced demand destruction seems to have finally receded, and the continued emergence of renewable diesel transport is providing favorable demand growth. Time charter equivalent earnings for the quarter exceeded $100 million for the first time in two years, and adjusted EBITDA of $31.5 million represents the best quarterly performance on this metric in many years.”

Mr. Norton added, “Our patience in seeking medium-term charters at remunerative rates for our conventional tankers and ATBs has also yielded positive results. In recent weeks we have concluded employment contracts for our vessels securing nearly $250 million in forward time charter equivalent earnings over contract periods ranging from six to 36 months. As of today, we have fixed employment for 92% of available vessel days across the balance of 2022, and close to 80% of vessel available days for 2023. The welcome cash flow visibility that these fixed revenue streams will provide over the next 18 months should provide greater flexibility in managing opportunities for building on our recent achievements.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

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Second Quarter 2022 Results

Shipping revenues were $118.0 million for the second quarter of 2022, an increase of $14.0 million, or 13.4%, from the first quarter of 2022. TCE revenues increased $9.3 million, or 9.9%, from the first quarter of 2022 to $103.2 million in the second quarter of 2022. The increases were primarily a result of a 173-day decrease in layup days, as our two remaining vessels in layup returned to service in May 2022 and two full Government of Israel voyages and one partial Government of Israel voyage during the second quarter of 2022 that overlapped into the third quarter compared to one such voyage during the first quarter of 2022. The increases were partially offset by a 14-day increase in scheduled drydocking and an 11-day increase in repair days.

Second quarter 2022 operating income was $12.6 million compared to the first quarter 2022 operating income of $7.7 million.

Quarterly adjusted EBITDA increased to $31.5 million during the second quarter of 2022, a $6.1 million increase from the first quarter of 2022. The increase was driven by the increased revenues for the quarter.

In comparison to the second quarter of 2021, shipping revenues were up 33.5%. TCE revenues for the second quarter of 2022 were $103.2 million, an increase of $31.6 million, or 44.0%, compared with the second quarter of 2021. The increases primarily resulted from a 555-day decrease in layup days as we had fewer vessels in layup during the second quarter of 2022 compared to the second quarter of 2021. During the second quarter of 2022, we had two vessels in layup for 82 days, both of which came out of layup in May 2022. During the second quarter of 2021, we had seven vessels in layup. Additionally, the increases resulted from two full Government of Israel voyages and one partial Government of Israel voyage during the second quarter of 2022 that overlapped into the third quarter, compared to one such voyage during the same period in 2021 and an increase in average daily rates earned by our fleet. The increases were partially offset by (a) a 17-day increase in scheduled drydocking, (b) a 14-day increase in repair days, (c) one less MR tanker in our fleet, Overseas Gulf Coast, which was sold in mid-June 2021 and (d) a decrease in Delaware lightering volumes and a decrease in the price per barrel lightered during the second quarter of 2022 compared to the second quarter of 2021.

Operating income for the second quarter of 2022 was $12.6 million compared to an operating loss of $5.8 million for the second quarter of 2021. Net income for the second quarter of 2022 was $3.7 million, or $0.04 per diluted share, compared with a net loss of $10.7 million, or $(0.12) per diluted share, for the second quarter of 2021.

Adjusted EBITDA was $31.5 million for the 2022 second quarter, an increase of $21.3 million compared with the second quarter of 2021, driven primarily by the increase in TCE revenues.

Conference Call

The Company will host a conference call to discuss its second quarter 2022 results at 9:30 a.m. Eastern Time (“ET”) on Monday, August 8, 2022.

To access the call, participants should dial (844) 200-6205 for domestic callers and (929) 526-1599 for international callers and enter Access Code 445428. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at www.osg.com.

An audio replay of the conference call will be available for one week starting at 11:30 a.m. ET on Monday, August 8, 2022, by dialing (866) 813-9403 for domestic callers and (929) 458-6194 for international callers and entering Access Code 762707.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 23 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, and one tanker in cold layup. In addition, OSG also owns and operates one Marshall Islands flagged MR tanker which trades internationally.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and external events such as geopolitical conflicts such as the Russian/Ukraine conflict. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce and many other aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$82,969	$62,806	$140,204	$126,594
Voyage charter revenues	35,016	25,553	81,779	43,039
	117,985	88,359	221,983	169,633

Operating Expenses:
Voyage expenses	14,742	16,668	24,816	32,428
Vessel expenses	44,153	34,002	84,950	65,809
Charter hire expenses	22,350	22,595	44,346	44,913
Depreciation and amortization	16,663	15,068	33,156	30,387
General and administrative	7,435	6,004	14,373	12,370
(Gain)/loss on disposal of vessels and other property, including impairments, net	—	(196)	—	5,298
Total operating expenses	105,343	94,141	201,641	191,205
Operating income/(loss)	12,642	(5,782)	20,342	(21,572)
Other (expense)/income, net	(16)	(111)	81	11
Income/(loss) before interest expense and income taxes	12,626	(5,893)	20,423	(21,561)
Interest expense	(8,275)	(7,317)	(16,640)	(13,687)
Income/(loss) before income taxes	4,351	(13,210)	3,783	(35,248)
Income tax (expense)/benefit	(611)	2,511	(552)	8,681
Net income/(loss)	$3,740	$(10,699)	$3,231	$(26,567)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	91,254,864	90,612,019	90,984,407	90,363,243
Diluted - Class A	92,607,727	90,612,019	92,345,481	90,363,243
Per Share Amounts:
Basic and diluted net income/(loss) - Class A	$0.04	$(0.12)	$0.04	$(0.29)

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Consolidated Balance Sheets

($ in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$84,441	$83,253
Voyage receivables, including unbilled of $7,067 and $3,777, net of reserve for doubtful accounts	17,152	14,586
Income tax receivable	1,883	1,882
Other receivables	11,210	5,816
Inventories, prepaid expenses and other current assets	6,932	3,438
Total Current Assets	121,618	108,975
Vessels and other property, less accumulated depreciation	742,834	761,777
Deferred drydock expenditures, net	41,940	43,342
Total Vessels, Other Property and Deferred Drydock	784,774	805,119
Intangible assets, less accumulated amortization	20,317	22,617
Operating lease right-of-use assets, net	112,198	152,027
Other assets	25,002	26,991
Total Assets	$1,063,909	$1,115,729
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$47,850	$49,901
Current portion of operating lease liabilities	87,054	100,010
Current portion of finance lease liabilities	4,001	4,000
Current installments of long-term debt	22,966	22,225
Total Current Liabilities	161,871	176,136
Reserve for uncertain tax positions	182	179
Noncurrent operating lease liabilities	45,003	73,150
Noncurrent finance lease liabilities	17,748	18,998
Long-term debt	411,137	422,515
Deferred income taxes, net	64,260	63,744
Other liabilities	20,513	22,393
Total Liabilities	720,714	777,115
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 87,974,424 and 87,170,463 shares issued and outstanding)	880	872
Paid-in additional capital	596,399	594,386
Accumulated deficit	(256,356)	(259,587)
Treasury stock, 145,741 shares, at cost	(310)	—
	340,613	335,671
Accumulated other comprehensive loss	2,582	2,943
Total Equity	343,195	338,614
Total Liabilities and Equity	$1,063,909	$1,115,729

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Consolidated Statements of Cash Flows

($ in thousands)

	Six Months Ended June 30
	2022	2021
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net income/(loss)	$3,231	$(26,567)
Items included in net income not affecting cash flows:
Depreciation and amortization	33,156	30,387
Loss on disposal of vessels and other property, including impairments, net	—	5,298
Amortization of debt discount and other deferred financing costs	554	1,252
Compensation relating to restricted stock awards and stock option grants	2,391	1,270
Deferred income tax expense/(benefit)	519	(8,679)
Interest on finance lease liabilities	826	914
Non-cash operating lease expense	44,874	45,672
Payments for drydocking	(7,386)	(14,222)
Operating lease liabilities	(45,935)	(45,957)
Changes in operating assets and liabilities, net	(15,061)	63
Net cash provided by/(used in) operating activities	17,169	(10,569)
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(2,046)	(5,101)
Proceeds from disposals of vessels and other property	—	32,128
Net cash (used in)/provided by investing activities	(2,046)	27,027
Cash Flows from Financing Activities:
Payments on debt	(10,930)	(19,251)
Tax withholding on share-based awards	(371)	(402)
Payments on principal portion of finance lease liabilities	(2,063)	(2,063)
Deferred financing costs paid for debt amendments	(261)	(2,429)
Extinguishment of debt	—	(301)
Purchases of treasury stock under the stock repurchase program	(310)	—
Net cash used in financing activities	(13,935)	(24,446)
Net increase/(decrease) in cash, cash equivalents and restricted cash	1,188	(7,988)
Cash, cash equivalents and restricted cash at beginning of year	83,253	69,819
Cash, cash equivalents and restricted cash at end of year	$84,441	$61,831

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and six months ended June 30, 2022 and the comparable period of 2021. Revenue days in the quarter ended June 30, 2022 totaled 1,903 compared with 1,484 in the prior year quarter.

	2022		2021
Three Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$48,256	$60,611	$32,613	$65,822
Revenue days	119	935	182	455
Non-Jones Act Handysize Product Carriers:
Average rate	$42,264	$32,286	$33,437	$12,417
Revenue days	182	91	187	159
ATBs:
Average rate	$—	$34,939	$—	$32,087
Revenue days	—	181	—	182
Lightering:
Average rate	$58,974	$—	$87,948	$—
Revenue days	129	—	91	—
Alaska (a):
Average rate	$—	$60,010	$—	$58,753
Revenue days	—	266	—	228

	2022		2021
Six Months Ended June 30,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$55,325	$59,442	$28,964	$65,486
Revenue days	529	1,487	330	932
Non-Jones Act Handysize Product Carriers:
Average rate	$43,164	$24,909	$24,383	$9,586
Revenue days	362	181	367	336
ATBs:
Average rate	$—	$34,897	$—	$32,213
Revenue days	—	359	—	362
Lightering:
Average rate	$62,613	$—	$81,339	$—
Revenue days	228	—	181	—
Alaska (a):
Average rate	$—	$59,500	$—	$58,748
Revenue days	—	535	—	466

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of June 30, 2022, OSG’s operating fleet consisted of 24 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered- In	Total at June 30, 2022
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	11	16	760,493
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	12	12	24	1,677,981

(1)	Includes two owned shuttle tankers, 11 chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as one owned Marshall Island flagged non-Jones Act MR tanker trading in international markets.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Time charter equivalent revenues	$103,243	$71,691	$197,167	$137,205
Add: Voyage expenses	14,742	16,668	24,816	32,428
Shipping revenues	$117,985	$88,359	$221,983	$169,633

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Niche market activities	$17,404	$17,653	$35,526	$30,795
Jones Act handysize tankers	7,702	(11,490)	9,160	(23,746)
ATBs	4,014	3,755	8,083	7,337
Alaska crude oil tankers	7,620	5,176	15,102	12,097
Vessel operating contribution	36,740	15,094	67,871	26,483
Depreciation and amortization	16,663	15,068	33,156	30,387
General and administrative	7,435	6,004	14,373	12,370
(Gain)/loss on disposal of vessels and other property, including impairments, net	—	(196)	—	5,298
Operating income/(loss)	$12,642	$(5,782)	$20,342	$(21,572)

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Net income/(loss)	$3,740	$(10,699)	$3,231	$(26,567)
Income tax expense/(benefit)	611	(2,511)	552	(8,681)
Interest expense	8,275	7,317	16,640	13,687
Depreciation and amortization	16,663	15,068	33,156	30,387
EBITDA	29,289	9,175	53,579	8,826
Amortization classified in charter hire expenses	143	143	285	285
Interest expense classified in charter hire expenses	312	341	627	686
Non-cash stock based compensation expense	1,735	694	2,391	1,270
(Gain)/loss on disposal of vessels and other property, including impairments, net	—	(196)	—	5,298
Adjusted EBITDA	$31,479	$10,157	$56,882	$16,365

(C) Total Cash

($ in thousands)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$84,374	$83,172
Restricted cash	67	81
Total cash	$84,441	$83,253

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